                                                                     Exhibit 5.1

                             [RH Donnelley letterhead]


                                    July 28, 2003

Securities and Exchange Commission
450 5th Street, N.W. Judiciary Plaza
Washington, D.C. 20549

            Re: Registration Statement on Form S-3 filed by R.H. Donnelley Inc.
                (the "Registration Statement)

Ladies and Gentlemen:

         I am the Vice President, General Counsel and Corporate Secretary for R.H. Donnelley Inc., a Delaware corporation (the "COMPANY"), and have acted as such in connection with the Registration Statement, which relates to the proposed registration for resale by certain selling security holders identified in the Registration Statement of $325,000,000 aggregate principal amount of the Company's 8 7/8% Senior Notes due 2010 (the "SENIOR NOTES") and $600,000,000 aggregate principal amount of the Company's 10 7/8% Senior Subordinated Notes due 2012 (the "SENIOR SUBORDINATED NOTES" and together with the Senior Notes, the "NOTES"). The Senior Notes have been issued pursuant to an Indenture, dated as of December 3, 2002 (the "SENIOR INDENTURE"), between the Company and the Bank of New York, as Trustee. The Senior Subordinated Notes have been issued pursuant to an Indenture, dated as of December 3, 2002 (the "SENIOR SUBORDINATED INDENTURE"), between the Company and The Bank of New York, as Trustee. The Notes are guaranteed (each, a "GUARANTEE") on a joint and several basis by R.H. Donnelley Corporation, a Delaware corporation and the Company's parent, and each of the following direct and indirect subsidiaries of the Company: R.H. Donnelley Acquisitions, Inc., R.H. Donnelley APIL, Inc., Get Digital Smart.com, Inc., each of which are Delaware corporations, and R.H. Donnelley Publishing & Advertising, Inc., a Kansas corporation (collectively, the "GUARANTORS").

         In rendering this opinion, I have examined such documents and records, including an examination of originals or copies certified or otherwise identified to my satisfaction, and matters of law as I have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, I am of the opinion that:

         1. The Senior Notes being registered for resale by the Registration Statement have been validly issued and constitute valid and binding obligations of the Company entitled to the benefits of the Senior Indenture;

Securities and Exchange Commission
July 28, 2003
Page 2 of 2


         2. The Senior Subordinated Notes being registered for resale by the Registration Statement have been validly issued and constitute valid and binding obligations of the Company entitled to the benefits of the Senior Subordinated Indenture;

         3. The Guarantees of the Senior Notes and the Senior Subordinated Notes of each Guarantor being registered by the Registration Statement are validly issued by the respective Guarantor and constitute a valid and binding obligation of the respective Guarantor.

         My examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly my opinions herein are limited to, the laws of the State of New York, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. I express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consent, I do not hereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            Very truly yours,



                                            /s/ Robert J. Bush
                                            Robert J. Bush
                                            Vice President, General Counsel
                                               and Corporate Secretary